EXHIBIT 10.2

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on December 31, 2012 (the “Amendment Effective Date”), by and between DDR Corp., an Ohio corporation (“DDR” or the “Company”), and David J. Oakes (“Executive”).

Executive has been and is now employed by and serving DDR as its Senior Executive Vice President & Chief Financial Officer. Executive and DDR are currently parties to an Employment Agreement, dated April 12, 2011 (the “Current Agreement”), that reflects the terms pursuant to which Executive has been serving DDR. The Board of Directors of DDR (the “Board”), on behalf of the Company, and Executive desire to enter into this Amendment to amend the Current Agreement to reflect the terms pursuant to which Executive will continue to be employed by and serve DDR (the Current Agreement as so amended, the “Amended Agreement”). Certain capitalized terms used in this Amendment without definition have the meanings ascribed to them in the Current Agreement.

DDR and Executive agree, effective as of the Amendment Effective Date, as follows:

1. Amendment and Restatement of Section 1 of the Current Agreement. Section 1 of the Current Agreement is hereby amended and restated in its entirety as follows:

“1. Employment, Term. DDR engages and employs Executive to render services in the administration and operation of its affairs as (a) its Senior Executive Vice President & Chief Financial Officer through December 31, 2012 and (b) its President & Chief Financial Officer effective January 1, 2013, in each case reporting directly to DDR’s Chief Executive Officer (the “CEO”), all in accordance with the terms and conditions of this Agreement, for a term extending from the Effective Date through December 31, 2015. The period of time from the Effective Date until December 31, 2015 is sometimes referred to herein as the “Contract Period.” ”

2. Amendment and Restatement of Section 3 of the Current Agreement. Section 3 of the Current Agreement is hereby amended and restated in its entirety as follows:

“3. Compensation. For all services to be rendered by Executive to DDR under this Agreement during the Contract Period while Executive is employed by DDR, including services as Senior Executive Vice President & Chief Financial Officer or as President & Chief Financial Officer, and any other services specified by the CEO, DDR will pay and provide to Executive the compensation and benefits specified in this Section 3.”

3. Amendment and Restatement of Section 3.1 of the Current Agreement. Section 3.1 of the Current Agreement is hereby amended and restated in its entirety as follows:

“3.1 Base Salary. From and after the Effective Date and through December 31, 2012 while Executive is employed by DDR, DDR will pay Executive base salary (the “Base Salary”), in equal monthly or more frequent installments, at the rate of not less than Four Hundred Seventy-Five Thousand Dollars ($475,000) per year. From and after January 1, 2013 and through the Contract Period while Executive is employed by DDR, DDR will pay Executive Base Salary, in equal monthly or more frequent installments, at the rate of not less than Five Hundred Twenty-Five Thousand Dollars ($525,000) per year, subject to such increases as approved by DDR.”

4. Amendment and Restatement of Section 3.2 of the Current Agreement. Section 3.2 of the Current Agreement is hereby amended and restated in its entirety as follows:

“3.2 2011-2012 Annual Cash Bonus. In addition to Base Salary, if Executive achieves the factors and criteria for annual bonus compensation hereinafter described for any calendar year of the Company (beginning with 2011 and ending with 2012) during the Contract Period while Executive is employed by DDR, then the Company shall pay an annual bonus to Executive, in cash, for such calendar year (an “Annual Cash Bonus”) not later than March 15 of the immediately subsequent calendar year, determined and calculated in accordance with the percentages set forth on Exhibit A attached hereto. The Company’s award of an Annual Cash Bonus to Executive shall be determined based on the factors and criteria that may be established from time to time for the calculation of the Annual Cash Bonus by DDR; provided, that for the Company’s 2011 calendar year, the Annual Cash Bonus for Executive will be determined in accordance with the performance metrics and their relative weighting set forth on Exhibit A attached hereto. For 2012, if Executive is then employed by DDR, DDR will provide Executive with written notice of the performance metrics and their relative weighting to be used in, and any specific threshold, target and maximum performance targets applicable to, the determination of the Annual Cash Bonus for Executive for such calendar year not later than March 15th of such year. There is no guaranteed Annual Cash Bonus under this Agreement for 2011 or 2012, and for each applicable year, Executive’s Annual Cash Bonus could be as low as zero or as high as the maximum percentage set forth on Exhibit A attached hereto.”

In addition, all references to “Annual Cash Bonus” in the Current Agreement (other than in Section 3.2 or on Exhibit A) are hereby amended and replaced with “Annual Cash Bonus or Annual Bonus, as applicable,” for purposes of the Amended Agreement.

5. New Section 3.2.1 in the Amended Agreement. A new Section 3.2.1 is hereby added for purposes of the Amended Agreement as follows:

“3.2.1 2013-2015 Annual Bonus. In addition to Base Salary, if Executive achieves the factors and criteria for annual bonus compensation hereinafter described for any calendar year of the Company (beginning with 2013) during the Contract Period while Executive is employed by DDR, then the Company shall pay an annual bonus to Executive for such calendar year (an “Annual Bonus”), not later than March 15 of the immediately subsequent calendar year, determined and calculated in accordance with the percentages set forth on Exhibit A-1 attached hereto. Any Annual Bonus earned by and paid to Executive under this Section 3.2.1 will be paid 50% in cash, 37.5% in the form of an award of restricted shares, and 12.5% in the form of an award of stock options. The Company’s award of an Annual Bonus to Executive shall be determined based on the factors and criteria described on Exhibit A-1, including those that may be established from time to time for the calculation of the Annual Bonus by DDR. For each of the Company’s calendar years in the Contract Period subsequent to 2013 while Executive is employed by DDR, DDR will provide Executive with written notice of the performance metrics and their relative weighting to be used in, and any specific threshold, target and maximum performance targets applicable to, the determination of the Annual Bonus for Executive for such calendar year not later than March 15th of such year. There is no guaranteed Annual Bonus under this Agreement, and for each applicable year, Executive’s Annual Bonus could be as low as zero or as high as the maximum percentage set forth on Exhibit A-1 attached hereto.”

6. Amendment and Restatement of Section 3.3 of the Current Agreement. Section 3.3 of the Current Agreement is hereby amended and restated in its entirety as follows:

“3.3 2011-2012 Annual Equity Bonus. If Executive achieves the factors and criteria for an Annual Cash Bonus, as described in Section 3.2, for any calendar year of the Company (beginning with 2011 and ending with 2012) during the Contract Period while Executive is employed by DDR, then DDR shall pay an annual bonus to Executive, in the form of a time-based vesting equity award, for such calendar year (an “Annual Equity Bonus”) not later than March 15 of the immediately subsequent calendar year, determined and calculated in accordance with the percentages set forth on Exhibit A attached hereto. DDR’s award of an Annual Equity Bonus to Executive shall be determined based on the factors and criteria that may be established from time to time for the calculation of the Annual Equity Bonus by DDR; provided, that for 2011, the Annual Equity Bonus for Executive will be determined in accordance with the performance metrics and their relative weighting set forth on Exhibit A attached hereto. For 2012, if Executive is then employed by DDR, DDR will provide Executive with written notice of the performance metrics and their relative weighting to be used in, and any specific threshold, target and maximum performance targets applicable to, the determination of the Annual Equity Bonus for Executive for such calendar year not later than March 15th of such year. There is no guaranteed Annual Equity Bonus under this Agreement for 2011 or 2012, and for each applicable year, Executive’s Annual Equity Bonus could be as low as zero or as high as the maximum percentage set forth on Exhibit A attached hereto. The Annual Equity Bonus shall be on the terms and subject to such conditions as are specified for the particular Company plans or programs pursuant to which the Annual Equity Bonus is granted.”

7. Amendment and Restatement of Second Sentence in Section 7.2(c), Section 7.3(c) and Section 7.4(c) of the Current Agreement. The second sentence in each of Sections 7.2(c) and 7.4(c) of the Current Agreement is hereby amended and restated in its entirety as follows: “Except as otherwise provided in Section 13.2, DDR will pay this amount to Executive during the Seventh Month after the Termination Date (as defined in Section 13.1 below).” The second sentence in Section 7.3(c) of the Current Agreement is hereby amended and restated in its entirety as follows: “Except as otherwise provided in Section 13.2, DDR will pay this amount to Executive’s personal representative as soon as practicable following Executive’s death.”

8. New Exhibit A-1 in the Amended Agreement. A new Exhibit A-1, in the form of Exhibit A-1 attached to this Amendment, is hereby added for purposes of the Amended Agreement.

9. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

10. Entire Agreement. The Amended Agreement, consisting of the Current Agreement as amended as of the Amendment Effective Date by the Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

11. Continuing Effectiveness. Except as otherwise provided herein, the Current Agreement shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, DDR and Executive have executed this Agreement as of the date first written above.

DDR CORP.

By:	/s/ Daniel B. Hurwitz
Daniel B. Hurwitz, President & Chief Executive Officer

/s/ David J. Oakes
DAVID J. OAKES

EXHIBIT A-1

2013, 2014 AND 2015 ANNUAL BONUS OPPORTUNITIES

AS A PERCENTAGE OF YEAR-END BASE SALARY

Below Threshold	Threshold	Target	Maximum
0%	200%	300%	400%

PERFORMANCE METRICS AND RELATIVE WEIGHTING

FOR 2013, 2014 AND 2015 ANNUAL BONUS OPPORTUNITIES

Performance Metric	Relative Weighting
Same Store EBITDA Growth	1/3

Relative Total Shareholder Return	1/3

Strategic Objectives	1/3